                                                                EARNINGS RELEASE
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SI FINANCIAL GROUP, INC. REPORTS RESULTS FOR THE QUARTER AND THE YEAR ENDED
DECEMBER 31, 2009

SI FINANCIAL GROUP, INC. ANNOUNCES DATE OF ANNUAL STOCKHOLDERS' MEETING

WILLIMANTIC, CONNECTICUT--FEBRUARY 25, 2010. SI Financial Group, Inc. (the "Company") (NASDAQ Global Market: SIFI), the holding company of Savings Institute Bank and Trust Company (the "Bank"), reported net income of $620,000 or $0.05 basic and diluted earnings per common share, for the quarter ended December 31, 2009 versus $927,000, or $0.08 basic and diluted earnings per common share, for the quarter ended December 31, 2008. The Company reported net income for the year ended December 31, 2009 of $435,000 or $0.04 basic and diluted earnings per common share, compared to a net loss of $2.9 million, or $0.25 basic and diluted loss per common share, for the year ended December 31, 2008.

Net interest income decreased 12.7% to $5.4 million from $6.2 million and increased 2.9% to $24.7 million from $24.0 million for the quarter and year ended December 31, 2009, respectively, compared to the same periods in the prior year. For the quarter ended December 31, 2009, lower net interest income resulted from a lower average rate earned on loans and securities, offset by a decrease in the cost of funds. For the year ended December 31, 2009, the increase in net interest income was due to a lower cost of funds and an increase in the average balance of securities and other interest-earning assets, offset by an increase in average deposits and a decrease in the average rate earned on interest-earning assets.

The provision for loan losses decreased $651,000 and increased $1.5 million for the quarter and year ended December 31, 2009, respectively, compared to the same periods in the prior year. The higher provision in 2009 related to an increase in loan charge-offs due to the impact of adverse economic and real estate market conditions. At December 31, 2009, nonperforming loans totaled $3.0 million, compared to $9.3 million at December 31, 2008. Specific reserves relating to nonperforming loans decreased to $267,000 at December 31, 2009 compared to $1.2 million at December 31, 2008. Net loan charge-offs were $4.0 million for the year ended December 31, 2009, compared to $567,000 for the year ended December 31, 2008. The increase in loan charge-offs and the decrease in nonperforming loans and specific reserves for the year ended December 31, 2009 primarily resulted from the charge-off of two commercial construction loan relationships aggregating $2.9 million that were previously identified as impaired with established specific reserves and the transfer of $5.5 million of loans into other real estate owned.

Noninterest income was $2.5 million for the quarter ended December 31, 2009, compared to $2.7 million for the quarter ended December 31, 2008. Lower noninterest income for the fourth quarter of 2009 resulted from a decrease in the net gain on the sale of securities and a loss on the sale of loans. The Company realized a net gain on the sale of bonds totaling $158,000 for the quarter ended December 31, 2009 compared to a net gain on the sale of bonds totaling $317,000 for the same period in 2008. An increase in noninterest income for the year ended December 31, 2009 primarily resulted from lower other-than-temporary impairment charges and an increase in the net gain on the sale of loans, offset by decreases in service fees and the net gain on the sale of securities. For the year ended December 31, 2008, the Company recorded other-than-temporary impairment charges on certain securities totaling $7.1 million, compared to $228,000 for the year ended December 31, 2009. For 2009, the Company reported a net gain on the sale of loans of $577,000 resulting from the sale of $56.3 million of fixed-rate longer-term residential mortgage loans, compared to a net gain on the sale of loans of $202,000 resulting from the sale of $14.2 million of fixed-rate longer-term residential mortgage loans in 2008. Service fees declined for the year ended December 31, 2009 due to lower overdraft charges on certain deposit products. The Company realized net gains on the sale of bonds and stocks totaling $215,000 and $70,000, respectively, during 2009 compared to a net gain on the sale of bonds totaling $463,000 for 2008. Impairment charges of $383,000 and $63,000 were recorded to reduce the carrying value in two small business investment company limited partnerships during the years ended December 31, 2009 and 2008, respectively.

Noninterest expenses decreased $603,000 for the three months ended December 31, 2009 and increased $1.4 million for the year ended December 31, 2009 as compared to the same periods in 2008, primarily due to increases in the FDIC assessment, computer and electronic banking services, other noninterest expenses and outside professional services. The increase in the FDIC assessment of $1.2 million for the year ended December 31, 2009 was attributable to the expiration of credits during 2008, an increase in the assessment rate for 2009 and an FDIC-imposed industry-wide 5 basis point special assessment totaling $393,000. Computer and electronic banking services expense increased due to higher telecommunication costs and transaction activity. Other noninterest expenses increased as a result of higher custodian fees for trust operations of $167,000, prepayment penalties for the early extinguishment of Federal Home Loan Bank borrowings of $111,000 and an increase in mortgage appraisal fees of $122,000, offset by a decrease in the provision for credit losses of $124,000. Additionally, the Company recorded an impairment charge of $57,000 during the fourth quarter of 2009 on the goodwill from its New London branch acquisition in 2008.

Total assets increased $19.2 million, or 2.3%, to $872.4 million at December 31, 2009 from $853.1 million at December 31, 2008. Contributing to the increase in assets were increases of $20.9 million in securities, $3.7 million in other real estate owned and $4.4 million in other assets, offset by decreases in net loans receivable of $9.6 million and net deferred tax asset of $1.9 million. Securities increased primarily as a result of the purchase of mortgage-backed securities, U.S. government and agency obligations and government-sponsored enterprise securities. Other real estate owned consists of four residential and four commercial real estate properties. The increase in other assets was due to the $3.5 million prepayment in December 2009 of the Bank's FDIC assessments through 2012. The prepaid assessment will be amortized to expense over the three-year period. Despite increases in residential mortgage loan originations, net loans receivable decreased from the sale of longer-term fixed-rate residential mortgage loans and lower commercial mortgage and business loan originations. An increase in residential mortgage loan originations of $55.7 million was offset by the sale of residential mortgage loans totaling $56.3 million during 2009. Overall loan originations increased $4.7 million, or 3.3%, during 2009 compared to 2008 due primarily to a decrease in market interest rates for residential mortgage loans. Lower commercial loan originations were offset by the purchase of $40.9 million in USDA and SBA loans that are fully guaranteed by the U.S. government.

Total liabilities were $794.9 million at December 31, 2009 compared to $780.2 million at December 31, 2008. Deposits increased $38.1 million, or 6.1%, which included increases in NOW and money market accounts of $33.1 million, noninterest-bearing deposits of $7.8 million and savings accounts of $818,000, offset by a decrease in certificates of deposit of $3.5 million. The increase in deposits was the result of branch expansion, marketing and promotional initiatives and competitively priced deposit products. Borrowings decreased $23.5 million from $147.8 million at December 31, 2008 to $124.3 million at December 31, 2009, resulting from net repayments of Federal Home Loan Bank advances with excess funds from deposit inflows.

Total stockholders' equity increased $4.5 million from $72.9 million at December 31, 2008 to $77.5 million at December 31, 2009. The increase in stockholders' equity was attributable to a decrease in net unrealized holding losses on securities aggregating $3.3 million (net of taxes), amortization of equity incentive plan awards totaling $854,000 and earnings of $435,000, offset by stock repurchases of 11,243 shares at a cost of $68,000.

The adoption of new accounting guidance regarding the "RECOGNITION AND PRESENTATION OF OTHER-THAN-TEMPORARY IMPAIRMENTS" during the quarter ended March 31, 2009 required management to separately identify whether other-than-temporary impairment charges totaling $7.1 million that were previously recognized in earnings during the third and fourth quarters of 2008 were related to credit losses or other noncredit factors at the measurement date of impairment. Management determined, based on the present value of expected cash flows in accordance with applicable guidance, that $4.0 million of the $7.1 million in other-than-temporary impairment charges were related to noncredit factors and therefore, recorded a cumulative effect adjustment of $2.7 million (net of taxes) to retained earnings with a corresponding adjustment to accumulated other comprehensive loss. The Company does not intend to sell these impaired securities and it is not more likely than not that the Company will be required to sell these securities before recovery of the amortized cost basis of each of these securities.

"It goes without saying that 2009, like 2008, continued to be a challenging year for the economy. Few, if any segments were unaffected by the economic downturn. Despite the economic challenges, we are pleased that we concluded 2009 with strong capital and a low level of nonperforming loans. We achieved record loan volume in residential mortgages for 2009 and we continue to seek opportunities to provide credit to our local communities in a safe and sound manner," commented Rheo A. Brouillard, President and Chief Executive Officer.

The Company's annual meeting of stockholders will be held at the Savings Institute Bank and Trust Company's Training Center, 579 North Windham Road, North Windham, Connecticut on Wednesday, May 12, 2010 at 9:00 a.m. local time.

SI Financial Group, Inc. is the holding company for Savings Institute Bank and Trust Company. Established in 1842, the Savings Institute Bank and Trust Company is a community-oriented financial institution headquartered in Willimantic, Connecticut. Through its twenty-one branch locations, the Bank offers a full-range of financial services to individuals, businesses and municipalities within its market area.

================================================================================

THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" THAT ARE BASED ON ASSUMPTIONS AND MAY DESCRIBE FUTURE PLANS, STRATEGIES AND EXPECTATIONS OF THE COMPANY. THESE FORWARD-LOOKING STATEMENTS ARE GENERALLY IDENTIFIED BY THE USE OF THE WORDS "BELIEVE," "EXPECT," "INTEND," "ANTICIPATE," "ESTIMATE," "PROJECT" OR SIMILAR EXPRESSIONS. THE COMPANY'S ABILITY TO PREDICT RESULTS OR THE ACTUAL EFFECT OF FUTURE PLANS OR STRATEGIES IS INHERENTLY UNCERTAIN. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON THE OPERATIONS OF THE COMPANY AND ITS SUBSIDIARIES INCLUDE, BUT ARE NOT LIMITED TO, CHANGES IN MARKET INTEREST RATES, REGIONAL AND NATIONAL ECONOMIC CONDITIONS, LEGISLATIVE AND REGULATORY CHANGES, MONETARY AND FISCAL POLICIES OF THE UNITED STATES GOVERNMENT, INCLUDING POLICIES OF THE UNITED STATES TREASURY AND THE FEDERAL RESERVE BOARD, THE QUALITY AND COMPOSITION OF THE LOAN OR INVESTMENT PORTFOLIOS, DEMAND FOR LOAN PRODUCTS, DEPOSIT FLOWS, COMPETITION, DEMAND FOR FINANCIAL SERVICES IN THE COMPANY'S MARKET AREA, CHANGES IN THE REAL ESTATE MARKET VALUES IN THE COMPANY'S MARKET AREA, THE ABILITY TO OPERATE NEW BRANCH OFFICES PROFITABLY, THE ABILITY TO EFFECTIVELY AND EFFICIENTLY INTEGRATE ACQUISITIONS AND CHANGES IN RELEVANT ACCOUNTING PRINCIPLES AND GUIDELINES. FOR DISCUSSION OF THESE AND OTHER RISKS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER FROM EXPECTATIONS, REFER TO OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, INCLUDING THE SECTION ENTITLED "RISK FACTORS," AND QUARTERLY REPORTS ON FORM 10-Q ON FILE WITH THE SEC. THESE RISKS AND UNCERTAINTIES SHOULD BE CONSIDERED IN EVALUATING ANY FORWARD-LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH STATEMENTS. EXCEPT AS REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY DOES NOT UNDERTAKE, AND SPECIFICALLY DISCLAIMS ANY OBLIGATION, TO RELEASE PUBLICLY THE RESULT OF ANY REVISIONS THAT MAY BE MADE TO ANY FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THE STATEMENTS OR TO REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS.


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

SELECTED FINANCIAL CONDITION DATA:

-------------------------------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS / UNAUDITED)                                   December 31,       December 31,
                                                                          2009              2008
-------------------------------------------------------------------------------------------------------
ASSETS
Noninterest-bearing cash and due from banks                          $     12,889      $      14,008
Interest-bearing cash and cash equivalents                                 11,315              9,195
Securities                                                                191,950            171,087
Loans held for sale                                                           396                  -
Loans receivable, net                                                     607,692            617,263
Bank-owned life insurance                                                   8,734              8,714
Other assets                                                               39,378             32,855
                                                                  -------------------------------------
            Total assets                                             $    872,354      $     853,122
                                                                  =====================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Deposits                                                        $    658,787      $     620,651
     Borrowings                                                           124,348            147,848
     Other liabilities                                                     11,757             11,696
                                                                  -------------------------------------
         Total liabilities                                                794,892            780,195
                                                                  -------------------------------------
Stockholders' equity                                                       77,462             72,927
                                                                  -------------------------------------
         Total liabilities and stockholders' equity                  $    872,354      $     853,122
                                                                  =====================================

SELECTED OPERATING DATA:

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(DOLLARS IN THOUSANDS / UNAUDITED)                     Three Months Ended              Years Ended
                                                          December 31,                 December 31,
                                                          ------------                 ------------
                                                      2009           2008           2009           2008
-----------------------------------------------------------------------------------------------------------

Interest and dividend income                      $   9,699      $  11,604      $  43,588      $  46,499
Interest expense                                      4,298          5,418         18,861         22,459
                                               ------------------------------------------------------------
     Net interest income                              5,401          6,186         24,727         24,040
                                               ------------------------------------------------------------

Provision for loan losses                               200            851          2,830          1,369
                                               ------------------------------------------------------------
     Net interest income after provision for
          loan losses                                 5,201          5,335         21,897         22,671

Noninterest income                                    2,463          2,658          9,978          3,136
Noninterest expenses                                  6,781          7,384         31,405         30,040
                                               ------------------------------------------------------------
     Income (loss) before income taxes                  883            609            470        (4,233)

Provision (benefit) for income taxes                    263           (318)            35        (1,360)
                                               ------------------------------------------------------------
     Net income (loss)                            $     620      $     927      $     435      $ (2,873)
                                               ============================================================


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SELECTED OPERATING DATA - CONTINUED:

--------------------------------------------------------------------------------------------------------------
                                                        Three Months Ended                Years Ended
                                                            December 31,                  December 31,
                                                            ------------                  ------------
(UNAUDITED)                                            2009            2008           2009           2008
--------------------------------------------------------------------------------------------------------------
Earnings (loss) per share:
     Basic                                     $       0.05       $      0.08     $      0.04    $     (0.25)
     Diluted                                   $       0.05       $      0.08     $      0.04    $     (0.25)

Weighted-average shares outstanding:
     Basic (1)                                   11,458,262        11,438,492      11,450,541     11,476,571
     Diluted (1)                                 11,458,262        11,438,492      11,450,541     11,476,571

   (1) Weighted-average shares outstanding for 2008 have been adjusted retrospectively for restricted shares that were determined "participating" in accordance with applicable guidance.


 SELECTED FINANCIAL RATIOS:

-------------------------------------------------------------------------------------------------------------------
                                                                  At or For the              At or For the
                                                               Three Months Ended             Years Ended
                                                                  December 31,                December 31,
                                                                  ------------                ------------
(DOLLARS IN THOUSANDS/UNAUDITED)                               2009         2008          2009          2008
-------------------------------------------------------------------------------------------------------------------
SELECTED PERFORMANCE RATIOS: (1)
Return (loss) average assets                                    0.28%        0.43%          0.05%       (0.34)%
Return (loss) on average equity                                 3.15         5.07           0.58        (3.71)
Interest rate spread                                            2.28         2.70           2.70         2.61
Net interest margin                                             2.58         3.04           3.01         3.00
Efficiency ratio (2)                                           87.11        85.69          90.64        88.74

ASSET QUALITY RATIOS:
Allowance for loan losses                                                                $ 4,891      $ 6,047
Allowance for loan losses as a percent of total loans                                       0.80%        0.97%
Allowance for loan losses as a percent of
     nonperforming loans                                                                  162.65        64.83%
Nonperforming loans                                                                      $ 3,007      $ 9,328
Nonperforming loans as a percent of total loans                                             0.49%        1.50%
Nonperforming assets (3)                                                                 $ 6,687      $ 9,328
Nonperforming assets as a percent of total assets                                           0.77%        1.09%

(1)  Quarterly ratios have been annualized.
(2)  Represents noninterest expenses divided by the sum of net interest and noninterest income, less any realized gains or losses on the sale of securities and other-than-temporary impairment on securities.
(3)  Nonperforming assets consist of nonperforming loans and other real estate owned.

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CONTACT:
Sandra Mitchell
Vice President / Director of Corporate Communications
Email:  investorrelations@banksi.com
(860) 456-6509